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                                                                   EXHIBIT 10A-1

                               NORDSON CORPORATION

                            1995 MANAGEMENT INCENTIVE
                                COMPENSATION PLAN

                      ELIGIBLE POSITIONS FOR 2003 PLAN YEAR


o    President and Chief Executive Officer

o    Executive Vice President

o    Sr. Vice President

o    Vice President(s)

o    Vice President - Finance and Controller

o    Vice President - Human Resources